ARTICLES OF INCORPORATION

OF

RAGEN CORPORATION

     I, the undersigned  natural ourson of the age of twenty one years or more
     acting as incorporator of a  corporation   under  the  Nevada  Business
     Corporation Act, adopt the following Articles of Incorporation for such corporation,

                                   ARTICLE I

                                      NAME

            The name of the corporation shall be RAGEN CORPORATION.

                                   ARTICLE II

                                    DURATION

                 The duration of the corooration is perprtual.

                                  ARTICLE III

                                    PURPOSE

        The Purpose or purposes for which this corporation is organized

     (a) To offer general consulting servicos regarding various areas including real estate develooment, business development, and real estate financing.

     (b) Any other business activities permissible under existing laws that Management deems appropriate and for the betterment of the corporation, and to do all things soecified in Nevada Revised Statutes 78.030 and 78.035, and to have and to exercise all powers conferred by the laws of the State of Nevada,on corporations formed under the laws oursuant to which and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended, and to do any and all acts that natural persons inight or could do,either alone or in connection with other persons, firms, associations, or corporations and in any part of the world.

      (c) Nothing herein contained Shall be construed as giving the corporation any rights, or privileges not permitted to it by low but the occurrence in any of the foregoing clause of this article of any purpose, power or object prohibited by the laws of the State of Nevada or any other state or for any district, territory, colony, dooendenev, or foreign country
In which the coroaration may carry on business shall not invalidate any other purpose, power, or object not so prohibited, by reason of contiguity or socarent association therewith.

                                   ARTICLE IV

                                 CAPITALIZATION

     The apgregate number of shares which this corporation shall have authority to issue is twenty five thousand ( 25,000) shares of 1.00 par value Stock. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any further call or assessment.

                                    ARTICLE V

                                    AMENDMENT

     These Articles of Incorporation may be Amended by the affirmative vote of the majority of the shares entitled to vote on each such amendment.

                                   ARTICLE VI

                               SHAREHOLDER RIGHTS

     The authorized and treasury stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors small determine. Shareholders shall have pre-emotive rights to acquire unissued shares of the stock of this corooration and cumulative voting is denied.

                                   ARTICLE VII

                               COMMENCING BUSINESS

     This corporptinn will not commence business until consideration of a value of at least One Thousand Dollars (1,000.00) has been received for the issuance of shares.

                                  ARTICLE VIII

                           REGISTERED OFFICE AND AGENT

       The address of this corporations initial registered office and the name of its original agent at such address let

                              BARBARA J. SKIPWORTH
                           Z546 EAST CHARLESTION BLVD.
                            LAS VEGAS, NEVADA, 89104

                                   ARTICLE IX

                                    DIRECTORS

     The number of Directors constituting the initial Board of Directors of this corporation is c-ne. The narow and address of the person who is to serve as director until the first annual meeting of stockholders, or until their successors are elected and cualified aret

                              PARBARA J. SKIPWORTH
                            2546 EAST CHARLESTON BLVD
                            LAS VAGAS, NEVADA, 89104

      The Board of Directors %hall be limited in number to no less than one, and no more than nine.

                                    ARTICLE X

                                  INCORPORATOR

         The name and address of each Incorporator is:

                              BARBARA J. SKIPWORTH
                            2546 EAST CHARLESTON BLVD
                            LAS VEGAS, NEVADA, 89104

                                   ARTICLE XI

                                OTHER PROVISIONS

         Common Directors - transaction between Corporations

     No contract or other transaction between this corporotion and ore or more of its directors or any other corporation, firm, association or entity in which one of Its directore or officers or have financial interest. shall be either old or voidable because of such relation or interest, or because such director or directors are present at he meeting of the Board of Directors.,or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if (a) the fact of such relationship or interest is disclosed or known to the Board Of Directors of the committee which authorizes, approves or ratifies this contract or transaction buy vote or consents sufficient for the purpose without countinq the votes or consents of such interested directors or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratifv such contract or transaction by vote written consent or (C) the contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presents of a quorum at a meeting of the Board of Directors or committee thereof which authorize, approves or ratifies such contract or transaction.

DATED this 14 day of August 1987.,

STATE of Utah

COUNTY of Salt Lake

          I hereby certify that on the 14th day of August 1987 personally appeared before me Barbara Skipworth who being by me first duly sworn, declared that he or she is the person who signed the forgoing documents as incorporator and that the statements therein contained are true.

DATED this  14th day of August 1987

Susan B Smith
Notary Public
Residing at:


My commission expires:
1-08-90